January 10, 1996


VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:  Biomerica, Inc.
     Registration Statement on Form S-8

Gentlemen:

On behalf of Biomerica, Inc. (the "Registrant"), attached for filing via EDGAR is the Registrant's Registration Statement on Form S-8, with the appropriate exhibits, relating to its 1995 Stock Option and Restricted Stock Plan.

Please note that the Company previously filed a fee in the amount of $344.83 by wire on December 12, 1995, and $53.88 on January 10, 1996. The requisite fee for the present Form S-8 is $398.71.

If you have any questions, please contact the undersigned at 714-645-2111.

Sincerely,



Janet Moore
Controller
Biomerica, Inc.

As filed with the Securities and Exchange Commission on January 11, 1996 Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                                Biomerica, Inc.
             (Exact Name of Registrant as Specified in Its Charter)



Delaware                                     95-2645573
(State or Other Jurisdiction
of Incorporation or Organization)  (I.R.S. Employer Identification Number)


1533 Monrovia Avenue, Newport Beach, California       92663
(Address of Principal Executive Offices)                          (Zip Code)


          Biomerica, Inc. 1995 Stock Option and Restricted Stock Plan
                            (Full Title of the Plan)


                           Joseph H. Irani, President
                                Biomerica, Inc.
                              1533 Monrovia Avenue
                      Newport Beach, California 92663
                    (Name and Address of Agent For Service)


                                  714-645-2111
          (Telephone Number, Including Area Code of Agent For Service)

                        Calculation Of Registration Fee


                                 Proposed        Proposed
Title of                         Maximum         Maximum           Amount of
Securities to be   Amount to be  Offering Price  Aggregate         Registration
Registered         Registered    Per Share (1)   Offering Price(1) Fee (1)

Common Stock,      500,000       $2.3125         $1,156,250        $398.71
$.04 par value
per share, issuable
upon exercise of
Stock Options


(1) Estimated solely for the purpose of calculating the registration fee on the basis of the maximum number of securities issuable under the plan that are covered by the registration statement, computed upon the average of the high and low prices of the Company's Common Stock as reported on the NASDAQ on January 8, 1996.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

           The following documents, which are on file with the Securities and Exchange Commission, are incorporated in the Section 10(a) prospectus under the Securities Act by reference.

           (a) The Annual Report of Biomerica, Inc., a Delaware Corporation (the "Registrant") filed on Form 10-KSB for the Registrant's fiscal year ended May 31, 1995.

           (b) The Quarterly Report of the Registrant, filed on Form 10-QSB for the Registrant's Quarter ended August 31, 1995.

           (c) The Form 10 filed with the Commission on September 12, 1978 describing the class of common stock contained in this Registration Statement.

           All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part thereof from the date of filing of such documents.

ITEM 4.    DESCRIPTION OF SECURITIES

           Not applicable.
ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

           Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

           Under its Bylaws, the Registrant is required to indemnify its directors and officers against expenses and other liabilities if such person acted in good faith and for a purpose he reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that if the action or proceeding is by or in the right of the Registrant, indemnification shall not be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation for negligence or misconduct in the performance of his duty to the Registrant. Under the General Corporation Law of Delaware (the "Delaware GCL"), to the extent that an officer, director, employee or agent of a corporation is successful on the merits in the defense of an action, the corporation must indemnify such person for his actual and reasonable expenses incurred in connection with such defense. Under the Delaware GCL and the Bylaws, the Registrant may advance expenses of an indemnifiable person in defending an action; provided that such advancement of expenses may be made only if the person provides an undertaking to reimburse the Registrant if it is ultimately determined that the person is not entitled to be indemnified against such expenses.

           In certain circumstances, certain provisions of the General Corporation Law of California (the "California GCL"), including provisions relating to the indemnification of directors and officers, may be applicable to the affairs of the Registrant to the exclusion of the Delaware GCL. The requirements of the California GCL relating to the indemnification of directors and officers are generally similar in material respects to the requirements of the Bylaws and the Delaware GCL described above. Directors and officers of the Registrant may not be able to take advantage, however, of additional provisions of the California GCL which permit a corporation, through a provision in its charter documents, to provide for indemnification for breaches of duty to the Registrant and its stockholders, because the Registrant's Certificate of Incorporation does not specifically permit such indemnification.

           The provisions of the Bylaws, Delaware GCL and California GCL relating to the indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

           Not Applicable.

ITEM 8.    EXHIBITS

           The Exhibit Index immediately preceding the exhibits attached is incorporated herein by reference.

ITEM 9.    UNDERTAKINGS

           The Registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i)  to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii)to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

           Provided, however, that paragraph (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

           The Registrant hereby agrees that, for the purposes of determining any liability under said Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

           The Registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Plan;

           The Registrant hereby undertakes that, for purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the

Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, and State of California on December 26, 1995.

                       BIOMERICA, INC.



                       By:   /S/ JOSEPH H. IRANI
                           ---------------------

                             Joseph H. Irani, President

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Joseph H. Irani and Janet Moore, or either of them, jointly and severally, his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:




 /S/ JOSEPH H. IRANI             Chairman of the         December 26, 1995
--------------------
Joseph H. Irani                  Board, Chief Executive
                                 Officer and Chief Financial
                                 Officer


 /S/ P.B. KAPLAN, M.D.           Director                 December 26, 1995
---------------------
P.B. Kaplan, M.D.

                                 Director                December   , 1995
------------------------                                          --
Robert Orlando, M.D., Ph.D.


/S/ JANET MOORE                  Director                December 26, 1995
---------------

Janet Moore

                                 EXHIBIT INDEX


Item
----

4.1     Biomerica, Inc. 1995 Stock Option and Restricted Stock Plan

4.2     Form of Biomerica, Inc. Stock Option Agreement (Incentive)

4.3     Form of Biomerica, Inc. Stock Option Agreement (Non-Qualified)

4.4     Form of Biomerica, Inc. Stock Purchase Agreement

4.5 Certificate of Incorporation of Registrant filed with the Secretary of the State of Delaware on September 22, 1971 (incorporated by reference to Exhibit 3.1 filed with Amendment No. 1 to Registration Statement on Form S-1, Commission File No. 2-83308).

4.6 Certificate of Amendment to Certificate of Incorporation of Registrant filed with the Secretary of the State of Delaware on February 6, 1978 (incorporated by reference to Exhibit 3.1 filed with Amendment No. 1 to Registration Statement on Form S-1, Commission File No. 2-83308).

4.7 Certificate of Amendment to Certificate of Incorporation of Registrant filed with the Secretary of the State of Delaware on February 4, 1983 (incorporated by reference to Exhibit 3.1 filed with Amendment No. 1 to Registration Statement on Form S-1, Commission File No. 2-83308).

4.8 Certificate of Amendment to Certificate of Incorporation of Registrant filed with the Secretary of the State of Delaware on January 19, 1987 (incorporated by reference to Exhibit 3.4 filed with Form 8 Amendment No. 1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended May 31, 1987).

4.9 Certificate of Amendment of Certificate of Incorporation of Registrant filed November 4, 1987 with the Secretary of State of the State of Delaware (incorporated by reference to Exhibit 3.1 filed with Amendment No. 1 to Registration Statement on Form S-1, Commission File No. 2-83308).

4.10 Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 filed with Amendment No. 1 to Registration Statement on Form S-1, Commission File No. 2-83308).

4.11 Certificate of Amendment of Certificate of Incorporation of Registrant filed with the Secretary of the State of Delaware on December 20, 1994 (incorporated by reference to Exhibit 3.7 filed with Form 10-KSB for the fiscal year ended May 31, 1995, Commission File No. 0-8765).

5.0     Opinion of Solomon Ward Seidenwurm & Smith

23.1    Consent of Corbin & Wertz

23.2      Consent of Solomon Ward Seidenwurm & Smith (see Exhibit 5.0)

                                  Exhibit 4.1
                                BIOMERICA, INC.
                  1995 STOCK OPTION AND RESTRICTED STOCK PLAN

      1.   Purpose.
           -------

      The purpose of the Biomerica, Inc. 1995 Stock Option and Restricted Stock Plan (the "Plan") is to enable Biomerica, Inc. (the "Company") and its Subsidiaries (as defined below) to attract and retain employees who contribute to the Company's success by their ability, ingenuity and industry, and to enable such employees to participate in the long-term success and growth of the Company by giving them an equity interest in the Company. For purposes of the Plan, "Subsidiary" shall have the meaning set forth in Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code").

      2.  Types of Awards.
          ---------------
      Awards under the Plan may be in the form of (i) stock options ("Stock Options") and/or (ii) restricted stock ("Restricted Stock").

      3.  Administration.
          --------------

          3.1. The Plan shall be administered by a Compensation Committee of the Company's Board of Directors (the "Board") or such other committee of directors as the Board shall designate, which shall consist of not less than two disinterested persons (as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule) who shall serve at the pleasure of the Board; provided, however, that if there are not at least two directors who are disinterested persons and willing to serve on the Compensation Committee or such other committee designated by the Board, the Plan shall be administered by the Board (such Compensation Committee, other committee, or the Board being hereinafter referred to as the "Committee").

          3.2. The Committee shall have the authority to grant awards to eligible employees under the Plan; to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall deem advisable; to interpret the terms and provisions of the Plan and any award granted under the Plan; and to otherwise supervise the administration of the Plan. In particular, and without limiting its authority and powers, the Committee shall have the authority:

                 3.2.1. to determine whether and to what extent any award or combination of awards will be granted hereunder;

                 3.2.2. to select the employees to whom awards will be granted;

                 3.2.3. to determine the number of shares of the common stock of the company (the "Stock") to be covered by each award granted hereunder;

                 3.2.4. to determine the terms and conditions of any award granted hereunder, including, but not limited to, any vesting or other restrictions based on performance and such other factors as the Committee may determine, and to determine whether the terms and conditions of the award are satisfied;

                 3.2.5. to determine the treatment of awards upon an employee's retirement, disability, death, termination for cause or other termination of employment;

                 3.2.6. to determine pursuant to a formula or otherwise the fair market value of the Stock on a given date; provided, however, that if the Committee fails to make such a determination, fair market value shall mean the closing sale price (or closing bid quotation if there is no closing sale price reported) of the Stock on a given date;

                  3.2.7. to determine what portions of any dividends declared with respect to the number of shares covered by a Restricted Stock award (i) will be paid to the employee currently or (ii) will be deferred and deemed to be reinvested or (iii) will otherwise be credited to the employee, or that the employee has no rights with respect to such dividends;

                  3.2.8. to amend the terms of any award, prospectively or retroactively; provided, however, that no amendment shall impair the rights of the award holder without his or her consent; and

                  3.2.9. to substitute new Stock Options for previously granted Stock Options, or for options granted under other plans, in each case including previously granted options having higher option prices.

            3.3. Any action of the Committee with respect to the administration of the Plan shall be taken by majority vote or by written consent of a majority of its members.

            3.4. All determinations made by the Committee pursuant to the provisions of the Plan shall be final and binding on all persons, including the Company and Plan participants.

      4.  Stock Subject to Plan.
          ---------------------

            4.1. The total number of shares of Stock reserved and available for distribution under the Plan shall be 500,000, subject to the restriction in
Section 4.3 and the adjustment provisions in Section 10. Such shares may consist of authorized but unissued shares or treasury shares.

            4.2. To the extent an option terminates without having been exercised or shares awarded are forfeited, the shares subject to such award shall again be available for distribution in connection with future awards under the Plan.

            4.3. At no time during the term of the Plan shall the total number of shares of Stock subject to outstanding options under the Plan, any other stock option plan or any stock purchase plan, stock bonus or similar plan of the Company in the aggregate exceed 30% of the total number of shares of Stock of the Company outstanding on the date of the award of any option under the Plan.

      5.  Eligibility.
          -----------

      Non-Qualified Options (as defined in Section 6) and Restricted Stock may be granted to any person who is or has agreed to become an officer or other employee, consultant, adviser, independent contractor or agent (each of which relationships shall constitute a "Relationship") of the Company or a Subsidiary. Incentive Stock Options (as defined in Section 6) may be granted to any officer or other employee of the Company or a Subsidiary. The participants under the Plan shall be selected from time to time by the Committee, in its sole discretion, from among those eligible.

      6.  Stock Options.
          -------------

            6.1.  The Stock Options awarded under the Plan may be of two types:
(i) Incentive Stock Options within the meaning of Section 422 of the Code or any successor provision thereto; and (ii) Non-Qualified Stock Options. To the extent that any Stock Option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

            6.2. Subject to the following provisions, Stock Options awarded under the Plan shall be in such form and shall have such terms and conditions as the Committee may determine:

                  6.2.1.  Option Price.  The option price per share of Stock
                          ------------
purchasable under a Stock Option shall be determined by the Committee; provided, however, that the option price shall not be less than 85% of the fair market value of the Stock on the date of the award of the Stock Option.

                  6.2.2.  Option Term.  The term of each Stock Option shall be
                          -----------
fixed by the Committee, but shall not exceed 10 years from the date of award.

                  6.2.3.  Exercisability.  Stock Options shall be exercisable at
                          --------------
such time or times and subject to such terms and conditions as shall be determined by the Committee, provided that each grant of Stock Options shall vest at a rate of not less than 20% per year and, as a result, be exercisable in full five years after the date such Stock Options are granted. If the Committee provides that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time in whole or in part.

                  6.2.4.  Method of Exercise.  Stock Options may be exercised in
                          ------------------
whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment of the purchase price. Payment of the purchase price shall be made in such manner as the Committee may provide in the award, which may include cash (including cash equivalents), delivery of shares of Stock already owned by the optionee or subject to awards hereunder, any other manner permitted by law determined by the Committee, or any combination of the foregoing. The Committee may provide that all or part of the shares received upon the exercise of a Stock Option which are paid for using Restricted Stock shall be restricted in accordance with the original terms of the award in question.

                  6.2.5.  No Stockholder Rights.  An optionee shall have neither
                          ---------------------
rights to dividends nor other rights of a stockholder with respect to shares subject to a Stock Option until the optionee has given written notice of exercise and has paid for such shares.

                  6.2.6.  Non-transferability.  No Stock Option shall be
                          -------------------
transferable by the optionee other than by will or by the laws of descent and distribution. During the optionee's lifetime, all Stock Options shall be exercisable only by the optionee.

                  6.2.7.  Termination of Employment.  Upon the termination of an
                          -------------------------
optionee's Relationship with the Company or a Subsidiary by reason other than death or disability, any options granted to him shall terminate 30 days from the date on which such Relationship terminates unless such optionee has resumed or initiated a Relationship and has a Relationship on such date. During such 30-day period, the optionee may exercise any option granted to him to the extent such option was exercisable on the date of termination of his Relationship and provided that such option has not expired or otherwise terminated. Except as the Committee may expressly determine otherwise, upon the termination of an optionee's Relationship by reason of death or disability, any option granted to him shall terminate six months after the date of termination of the Relationship unless by its terms the option shall expire before such date, and shall only be exercisable to the extent exercisable on the date of termination of the Relationship. In the case of termination of the Relationship by reason of death, the option may be exercised by the person to whom the optionee's rights under the option shall pass by will or by the laws of descent and distribution.

            6.3. Notwithstanding the provisions of Section 6.2, (A) no Incentive Stock Option shall (i) have an option price which is less than 100% of the fair market value of the Stock on the date of the award of the Stock Option; provided, however, that if at the time an Incentive Stock Option is awarded the optionee owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary, the purchase price of the shares covered by such Incentive Stock Option shall not be less than 110% of the fair market value of the Stock on the date of the award of the Incentive Stock Option, (ii) be exercisable more than five years after the date such Incentive Stock Option is awarded if awarded to an optionee who owns or would be considered to own by reason of Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary or (iii) be awarded more than 10 years after the effective date of the Plan, and (B) in no event shall the aggregate fair market value (determined as of the time the Stock Option is awarded) of the Stock with respect to which Incentive Stock Options (granted under the Plan or any other plans of the Company or a Subsidiary) are exercisable for the first time by an optionee in any calendar year exceed $100,000.

      7.  Restricted Stock.
          ----------------

      Subject to the following provisions, all awards of Restricted Stock shall be in such form and shall have such terms and conditions as the Committee may determine:

            7.1. The Restricted Stock award shall specify the number of shares of restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock and the date or dates on which, or the conditions upon the satisfaction of which, the Restricted Stock will vest. The vesting of Restricted Stock may be conditioned upon one or more of the completion of a specified period of service with the Company or a Subsidiary, upon the attainment of specified performance goals or upon such other criteria as the Committee may determine.

            7.2. Stock certificates representing the Restricted Stock awarded to an employee shall be registered in the employee's name, but the Committee may direct that such certificates be held by the Company on behalf of the employee. Except as may be permitted by the Committee, no shares of Restricted Stock may be sold, transferred, assigned, pledged or otherwise encumbered by the employee until such share has vested in accordance with the terms of the Restricted Stock award. At the time Restricted Stock vests, a certificate for such vested shares shall be delivered to the employee (or his or her designated beneficiary in the event of death), free of all restrictions.

            7.3. The Committee may provide that the employee shall have the right to vote or receive dividends on Restricted Stock. The Committee may provide that Stock received as a dividend on, or in connection with a stock split of, Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

            7.4. Except as may be provided by the Committee, in the event of any employee's termination of employment before all of his or her Restricted Stock has vested, or in the event any conditions to the vesting of Restricted Stock have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the shares of Restricted Stock which have not vested shall be forfeited, and the Committee may provide that (i) any purchase price paid by the employee shall be returned to the employee or (ii) a cash payment equal to the Restricted Stock's fair market value on the date of forfeiture, if lower, shall be paid to the employee.

            7.5. The Committee may waive, in whole or in part, any or all of the conditions to receipt of, or restrictions with respect to, any or all of the employee's Restricted Stock.

      8.  Tax Withholding.
          ---------------

          8.1. Each employee shall, no later than the date as of which the value of an award first becomes includible in the employee's gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Subsidiary), shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the employee.

            8.2. To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an employee may irrevocably elect to have the withholding tax obligation, or any additional tax obligation with respect to any awards hereunder, satisfied by (i) having the Company withhold shares of Stock otherwise deliverable to the employee with respect to the award or (ii) delivering to the Company shares of unrestricted Stock.

      9.  Amendments and Termination.
          --------------------------

      The Board may discontinue the Plan at any time and may amend it from time to time. No amendment or discontinuation of the Plan shall adversely affect any award previously granted without the employee's written consent. Amendments may be made without stockholder approval except amendments which would (i) materially increase the benefits accruing to participants under the Plan, (ii) increase the number of shares of Stock which may be issued under the Plan, except as permitted under the provisions of Section 10, or (iii) materially modify the requirements as to eligibility for participation in the Plan; provided, however, that the Board may amend the Plan without stockholder approval as may be required to comply with state securities laws.

      10.  Adjustment.
           ----------

            10.1. If the number of outstanding shares of Stock is increased or decreased, or if such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, combination of shares or other similar transaction, the aggregate number of shares of Stock subject to the Plan as provided in Section 4 hereof and the shares of Stock subject to issued and outstanding options under the Plan shall be appropriately and proportionately adjusted by the Committee. Any such adjustment in the outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with an appropriate adjustment in the price for each share or other unit of any security covered by the option.

            10.2. Notwithstanding the provisions of Section 10.1, upon the dissolution or liquidation of the Company or upon any reorganization, merger or consolidation with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of all or substantially all of the assets of the Company to another corporation or entity, the Plan and each outstanding option shall terminate.

            10.3. Adjustments under this Section 10 shall be made by the Committee, whose determination as to which adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under the Plan or in connection with any such adjustment.

      11.  Information.
           -----------

The Company will provide promptly to each optionee during the period in which any of his options are outstanding copies of all financial and other reports provided to shareholders of the Company generally.

      12.  General Provisions.
           ------------------

            12.1. Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (i) the listing, registration or qualification of the Stock subject or related thereto upon any securities or exchange or under any state or federal law, or (ii) the consent or approval of any government regulatory body or (iii) an agreement by the recipient of an award with respect to the disposition of Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of Stock thereunder, such award shall not be granted or exercised, in whole or in part, unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

            12.2. Nothing set forth in this Plan shall prevent the Board from adopting other or additional compensation arrangements. Neither the adoption of the Plan nor any award hereunder shall confer upon any employee of the Company, or of a Subsidiary, any right to continued employment.

            12.3. Determinations by the Committee under the Plan relating to the form, amount and terms and conditions of awards need not be uniform, and may be made selectively among persons who receive or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

            12.4. No member of the Board or the Committee, nor any officer or employee of the Company acting on behalf of the Board or the Committee, shall be personally liable for any action, determination or interpretation taken or made with respect to the Plan, and all members of the Board or the Committee and all officers or employees of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

      13.  Effective Date and Term of Plan.
           -------------------------------

      The Plan shall become effective upon approval by the Company's Stockholders and shall terminate 10 years thereafter.

                                  Exhibit 4.2
                                BIOMERICA, INC.
                  1995 STOCK OPTION AND RESTRICTED STOCK PLAN
                        INCENTIVE STOCK OPTION AGREEMENT


                                   Date Option Granted:
     -------------------------                          ----------------
      Name of Optionee

                                                    No:
      -------------------------                         ----------------
      Residence Address


      -------------------------
      City, State and Zip Code


     THIS AGREEMENT is made as of the date set forth above between Biomerica, Inc., a Delaware corporation (the "Company"), and the optionee named above (the "Optionee").

                                    RECITAL
                                    -------

     The Board of Directors of the Company, or a duly appointed Compensation Committee or other committee (in any such case, the "Committee") thereof, has determined that it is to the advantage and in the interest of the Company and its stockholders to grant the option provided for herein to the Optionee as an inducement to remain in the service of the Company or any of its subsidiaries and as an incentive for increased effort during such service. In consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1.   Grant of Option.
          ---------------

          (a) Pursuant to and subject to the terms and conditions of the Biomerica, Inc. 1995

            (b) Stock Option and Restricted Stock Plan, as amended (the "Plan"), the Company grants to the Optionee the right and option (the "Option") to purchase on the terms and conditions hereinafter set forth all or any part of
an aggregate of                  shares (the "Shares") of the presently
                ----------------
authorized and unissued Common Stock, $.04 par value (the "Common Stock"), of
the Company at the purchase price of $        per share.  The Option shall be
                                      -------
exercisable as follows:

                  (i)   From             , 19    to and including
                             ------------    ---
                                      , 19   ,     % of the Shares;
                        --------------    ---  ----
                  (ii)  From             , 19    to and including
                             ------------    ---
                                      , 19   ,     % of the Shares;
                        --------------    ---  ----
                  (iii) From             , 19    to and including
                             ------------    ---
                                      , 19   ,     % of the Shares;
                        --------------    ---  ----

                  (iv)  From             , 19    to and including
                             ------------    ---
                                      , 19   ,     % of the Shares;
                        --------------    ---  ----
                  (v)   From             , 19    to and including
                             ------------    ---
                                      , 19   ,     % of the Shares;
                        --------------    ---  ----

but in no event at a rate of less than 20% per year from the date of grant.

          (c) Nothing contained herein shall be construed to limit or restrict the right of the Company or any of its subsidiaries to terminate the Optionee's Relationship (as defined in the Plan) with the Company or any subsidiary at any time, with or without cause, or to increase or decrease the Optionee's compensation from the rate in existence at the time the Option is granted.

     2.   Exercise.  The right to exercise the Option granted hereunder, to the
          --------
extent unexercised, shall remain in effect until the 10th anniversary of the granting of this Option, unless an earlier date is specified in Section 1(a) above.

     3.   Method of Exercise.  To the extent that the right to purchase Shares
          ------------------
has accrued hereunder, the Option may be exercised from time to time by written notice to the Company stating the number of Shares with respect to which the Option is being exercised (the "Notice of Exercise"), together with payment in full of the purchase price for the number of Shares being exercised. Payment of the purchase price may be made in such manner as the Committee has designated in the award of the Option, and if not so designated, in cash or by certified or cashier's check payable to the order of the Company. If requested by the Committee, prior to the delivery of any Shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Committee with a representation that the Shares are not being acquired with a view to distribution and will be sold or otherwise disposed of only in accordance with applicable federal and state statutes, rules and regulations. As soon after the Notice of Exercise as the Company is reasonably able to comply, the Company shall, without transfer or issue tax to the Optionee or other person entitled to exercise the Option, deliver to the Optionee or such other person, at the main office of the Company or such other place as shall be mutually acceptable, a certificate or certificates for the shares being exercised.

     In the Committee's sole discretion, payment of the purchase price for the number of Shares to be delivered, but not of the amount of any withholding taxes, may be made in whole or in part with shares of the Common Stock, including restricted shares owned or awarded but not vested under the Plan. If payment is made with restricted shares of the Common Stock owned or awarded but not vested under the Plan, the Optionee, or other person entitled to exercise the Option, shall deliver to the Company with the Notice of Exercise certificates representing the number of shares of the Common Stock in payment for the Shares, duly endorsed for transfer to the Company. If requested by the Committee, prior to the acceptance of such certificates in payment for the Shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Committee with a written representation and warranty that such Optionee has good and marketable title to the shares represented by the certificate(s), free and clear of liens and encumbrances. The Committee may provide that all or part of the shares received upon the exercise of the Option which are paid for using restricted shares of Common Stock shall be restricted in accordance with the terms of the award of the restricted shares of Common Stock. The value of the shares of the Common Stock tendered in payment for the Shares being purchased shall be their fair market value on the date of the Optionee's Notice of Exercise. For purposes hereof, the "fair market value" of the Common Stock shall mean the average of the closing bid and asked prices of the Common Stock for the preceding 20 trading days as quoted in the National Association of Securities Dealers Automated Quotation System.

     Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the Shares for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national securities exchange or any federal, state or local law. The Optionee may exercise the Option for less than the total number of Shares for which the option is exercisable, provided that a partial exercise shall not include any fractional shares.

     4.   Termination of Option.  The Option shall terminate and expire upon the
          ---------------------
earlier of:

          (a)  the last date for exercise of the Option as specified in
Section 2 of this Agreement;

          (b) the expiration of 30 days from the date of the termination of the Optionee's Relationship with the Company or any of its subsidiaries other than by reason of death or disability, unless the Optionee has resumed or initiated a Relationship with the Company or any subsidiary and has a Relationship with the Company or any subsidiary on such date;

          (c) the expiration of six months from the date of the Optionee's termination of his Relationship with the Company or any of its subsidiaries by reason of death or disability;

          (d)  the termination of the Option pursuant to Section 6 hereof; or

          (e) the expiration of five years from the date hereof if, as of the date hereof, the Optionee owns or is considered to own by reason of
Section 424(d) of the Internal Revue Code of 1986, as amended (the "Code"), more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary.

A termination of Relationship by reason of the death, retirement or disability of the Optionee or otherwise shall not accelerate or otherwise affect the number of shares with respect to which the Option may be exercised, and the Option may only be exercised with respect to the number of shares for which it was exercisable at the date of such termination of Relationship. In the event of the Optionee's death, the Option may be exercised prior to its expiration or termination by the Optionee's heir or legatee.

     Termination of a Relationship (other than by reason of death or disability) for purposes hereof shall be deemed to take place upon the earliest to occur of the following: (i) the date of the Optionee's retirement under the normal retirement policies of, or with the approval of, the Company or any subsidiary;
(ii) the date the Optionee receives notice or advice that his Relationship is terminated; or (iii) the date the Optionee ceases to render services to the Company or any subsidiary (absences for temporary illness, emergencies, vacations or leaves of absence of not more than 90 days' duration and approved in writing by the Committee excepted). The fact that the Optionee may receive payment from the Company or any subsidiary after termination for vacation pay, for services rendered prior to termination, for salary in lieu of notice or for other benefits shall not affect the termination of employment with the Company or any subsidiary of the Company with the consent of the Company or such subsidiary by reason of permanent and total disability within the meaning of
Section 22(e)(3) of the Code.

     5.   Adjustments.   If there is any change in the capitalization of the
          -----------
Company affecting in any manner the number or kind of outstanding shares of the Common Stock, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to Section 6 hereof), then the number and kind of shares then subject to the Option and the price to be paid therefor shall be appropriately adjusted by the Committee, provided, however, that in no event shall any such adjustment result in the Company being required to sell or issue any fractional shares.

     6.   Cessation of Corporate Existence.  Upon the dissolution or liquidation
          --------------------------------
of the Company, the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of all or substantially all of the assets of the Company to another corporation or entity, the Option granted hereunder shall terminate.

     7.   Non-Transferability.  The Option is not assignable or transferable by
          -------------------
the Optionee, either voluntarily or by operation of law, otherwise than by will or by the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee.

     8.   No Stockholder Rights.  The Optionee or other person entitled to
          ---------------------
exercise the Option shall have no rights or privileges as a stockholder with respect to any Shares subject hereto until the Optionee or such person has become the holder of record of such Shares, and no adjustment (except such adjustments as may be effected pursuant to the provisions of Section 5 hereof) shall be made for dividends or distributions of rights in respect of such Shares if the record date is prior to the date on which the Optionee or such person becomes the holder of record.

     9.   Amendment.  The Committee may from time to time amend the terms of the
          ---------
grant hereunder in accordance with the terms of the Plan in effect at the time of such amendment, but no amendment which is unfavorable to the Optionee can be made without the Optionee's prior written consent (except for amendments or updates to this Agreement to reflect changes in the law that apply to the Option). No amendment, termination or discontinuance of the Plan may be made if it will unfavorably affect any of the Options previously granted to the Optionee.

     10.  Plan Controls.  The Option shall be subject to and governed by the
          -------------
provisions of the Plan (a copy of which is available for inspection at the Company's executive offices) which the Committee alone shall have the authority to interpret and construe. In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall govern. All determinations and interpretations thereof made by the Committee shall be conclusive and binding on all parties hereto and upon their successors and assigns. All capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan. The Option is intended to meet the requirements of an incentive stock option within the meaning of Section 422 of the Code.

     11.  Conditions to Issuance of Shares.  THE COMPANY'S OBLIGATION TO ISSUE
          --------------------------------
SHARES OF ITS COMMON STOCK UPON EXERCISE OF THE OPTION IS EXPRESSLY CONDITIONED UPON THE COMPLETION BY THE COMPANY OF ANY REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES UNDER ANY STATE AND/OR FEDERAL LAW OR RULINGS OR REGULATIONS OF ANY GOVERNMENT REGULATORY BODY OR THE MAKING OF SUCH INVESTMENT REPRESENTATIONS OR OTHER REPRESENTATIONS AND AGREEMENTS BY THE OPTIONEE OR ANY PERSON ENTITLED TO EXERCISE THE OPTION IN ORDER TO COMPLY WITH THE REQUIREMENTS OF ANY EXEMPTION FROM ANY SUCH REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES WHICH THE COMMITTEE SHALL, IN ITS SOLE DISCRETION, DEEM NECESSARY OR ADVISABLE. SUCH REQUIRED REPRESENTATIONS AND AGREEMENTS INCLUDE REPRESENTATIONS AND AGREEMENTS THAT THE OPTIONEE, OR ANY OTHER PERSON ENTITLED TO EXERCISE THE OPTION, (A) IS NOT PURCHASING SUCH SHARES FOR DISTRIBUTION AND (B) AGREES TO HAVE PLACED UPON THE FACE AND REVERSE OF ANY CERTIFICATES FOR SUCH SHARES A LEGEND SETTING FORTH ANY REPRESENTATIONS AND AGREEMENTS WHICH HAVE BEEN GIVEN TO THE COMMITTEE, OR A REFERENCE THERETO, AND STATING THAT, PRIOR TO MAKING ANY SALE OR OTHER DISPOSITION OF ANY SUCH SHARES, THE OPTIONEE, OR ANY OTHER PERSON ENTITLED TO EXERCISE THE OPTION, WILL GIVE THE COMPANY NOTICE OF INTENTION TO SELL OR DISPOSE OF THE SHARES NOT LESS THAN FIVE DAYS PRIOR TO SUCH SALE OR DISPOSITION.

     12.  Method of Acceptance.  This Agreement is addressed to the Optionee in
          --------------------

duplicate and shall not be effective until the Optionee executes the acceptance below and returns one copy to the Company, thereby acknowledging that the Optionee has read and agreed to all the terms and conditions of this Agreement and the Plan.

     EXECUTED this      day of              , 19   .
                   ----        -------------    ---


                                          BIOMERICA, INC.

                                          Name
                                              ------------------------

                                          Title
                                               ------------------------

ACCEPTED



Signature of Optionee                         Date
                      -----------------------      -------------

                                  Exhibit 4.3
                                       21
                                BIOMERICA, INC.
                  1995 STOCK OPTION AND RESTRICTED STOCK PLAN
                      NON-QUALIFIED STOCK OPTION AGREEMENT



                                   Date Option Granted:
     -------------------------                          ----------------
     Name of Optionee


                                                    No:
     -------------------------                          ----------------
     Residence Address


     -------------------------
     City, State and Zip Code


     THIS AGREEMENT is made as of the date set forth above between Biomerica, Inc., a Delaware corporation (the "Company"), and the optionee named above (the "Optionee").

                                    RECITAL
                                    -------

     The Board of Directors of the Company, or a duly appointed Compensation Committee or other committee (in any such case, the "Committee") thereof, has determined that it is to the advantage and in the interest of the Company and its stockholders to grant the option provided for herein to the Optionee as an inducement to remain in the service of the Company or any of its subsidiaries and as an incentive for increased effort during such service. In consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1.   Grant of Option.
          ---------------

            (a) Pursuant to and subject to the terms and conditions of the Biomerica, Inc. 1995 Stock Option and Restricted Stock Plan, as amended (the "Plan"), the Company grants to the Optionee the right and option (the "Option") to purchase on the terms and conditions hereinafter set forth all or any part of
an aggregate of                shares (the "Shares") of the presently authorized
                --------------
and unissued Common Stock, $.04 par value (the "Common Stock"), of the Company
at the purchase price of $        per share.  The Option shall be exercisable as
                          -------
follows:

                  (i)   From             , 19    to and including
                             ------------    ---
                                      , 19   ,     % of the Shares;
                        --------------    ---  ----
                  (ii)  From             , 19    to and including
                             ------------    ---
                                      , 19   ,     % of the Shares;
                        --------------    ---  ----
                  (iii) From             , 19    to and including
                             ------------    ---
                                      , 19   ,     % of the Shares;
                        --------------    ---  ----

                  (iv)  From             , 19    to and including
                             ------------    ---
                                      , 19   ,     % of the Shares;
                        --------------    ---  ----
                  (v)   From             , 19    to and including
                             ------------    ---
                                      , 19   ,     % of the Shares;
                        --------------    ---  ----


but in no event at a rate of less than 20% per year from the date of grant.

          (b) Nothing contained herein shall be construed to limit or restrict the right of the Company or any of its subsidiaries to terminate the Optionee's Relationship (as defined in the Plan) with the Company or any subsidiary at any time, with or without cause, or to increase or decrease the Optionee's compensation from the rate in existence at the time the Option is granted.

     2.   Exercise.  The right to exercise the Option granted hereunder, to the
          --------
extent unexercised, shall remain in effect until the day after the 10th anniversary of the granting of this Option, unless an earlier date is specified in Section 1 hereof.

     3.   Method of Exercise.  To the extent that the right to purchase Shares
          ------------------
has accrued hereunder, the Option may be exercised from time to time by written notice to the Company stating the number of Shares with respect to which the Option is being exercised (the "Notice of Exercise"), together with payment in full of the purchase price for the number of Shares being exercised. Payment of the purchase price may be made in such manner as the Committee has designated in the award of the Option, and if not so designated, in cash or by certified or cashier's check payable to the order of the Company. If requested by the Committee, prior to the delivery of any Shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Committee with a representation that the Shares are not being acquired with a view to distribution and will be sold or otherwise disposed of only in accordance with applicable federal and state statutes, rules and regulations. As a condition to the exercise of the Option, in whole or in part, the Committee may, in its sole discretion, require the Optionee to pay, in addition to the purchase price for the Shares being exercised, an amount equal to any federal, state or local taxes that the Committee has determined are required to be paid in connection with the exercise of the Option in order to enable the Company to claim a deduction in connection with the exercise of the Option or otherwise. As soon after the Notice of Exercise as the Company is reasonably able to company, the Company shall, without transfer or issue tax to the Optionee or other person entitled to exercise the Option, deliver to the Optionee or such other person, at the main office of the Company or such other place as shall be mutually acceptable, a certificate or certificates for the shares being exercised.

     In the Committee's sole discretion, payment of the purchase price for the number of Shares to be delivered, but not of the amount of any withholding taxes, may be made in whole or in part with shares of the Common Stock, including restricted shares owned or awarded but not vested under the Plan. If payment is made with restricted shares of the Common Stock owned or awarded but not vested under the Plan, the Optionee, or other person entitled to exercise the Option, shall deliver to the Company with the Notice of Exercise certificates representing the number of shares of the Common Stock in payment for the Shares, duly endorsed for transfer to the Company. If requested by the Committee, prior to the acceptance of such certificates in payment for the Shares, the Optionee, or any other person entitled to exercise the Option, shall supply the Committee with a written representation and warranty that such Optionee has good and marketable title to the shares represented by the certificate(s), free and clear of liens and encumbrances. The Committee may provide that all or part of the shares received upon the exercise of the Option which are paid for using restricted shares of Common Stock shall be restricted in accordance with the terms of the award of the restricted shares of Common Stock. The value of the shares of the Common Stock tendered in payment for the Shares being purchased shall be their fair market value on the date of the Optionee's Notice of Exercise. For purposes hereof, the "fair market value" of the Common Stock shall mean the average of the closing bid and asked prices of the Common Stock for the preceding 20 trading days as quoted in the National Association of Securities Dealers Automated Quotation System.

     Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the Shares for such period as may be required for it with reasonable diligence to comply with any applicable listing requirements of any national securities exchange or any federal, state or local law. The Optionee may exercise the Option for less than the total number of Shares for which the option is exercisable, provided that a partial exercise shall not include any fractional shares.

     4.   Termination of Option.  The Option shall terminate and expire upon the
          ---------------------
earlier of:

          (a)  the last date for exercise of the Option as specified in
Section 2 of this Agreement;

          (b) the expiration of 30 days from the date of the termination of the Optionee's Relationship with the Company or any of its subsidiaries other than by reason of death or disability, unless the Optionee has resumed or initiated a Relationship with the Company or any subsidiary and has a Relationship with the Company or any subsidiary on such date;

          (c) the expiration of six months from the date of the termination of the Optionee's Relationship with the Company or any of its subsidiaries by reason of death or disability; or

          (d)  the termination of the Option pursuant to Section 6 hereof.
A termination of Relationship by reason of the death, retirement or disability of the Optionee or otherwise shall not accelerate or otherwise affect the number of shares with respect to which the Option may be exercised, and the Option may only be exercised with respect to the number of shares for which it was exercisable at the date of such termination of Relationship. In the event of the Optionee's death, the Option may be exercised prior to its expiration or termination by the Optionee's heir or legatee.

     Termination of a Relationship (other than by reason of death or disability) for purposes hereof shall be deemed to take place upon the earliest to occur of the following: (i) the date of the Optionee's retirement under the normal retirement policies of, or with the approval of, the Company or any subsidiary;
(ii) the date the Optionee receives notice or advice that his Relationship is terminated; or (iii) the date the Optionee ceases to render services to the Company or any subsidiary (absences for temporary illness, emergencies, vacations or leaves of absence of not more than 90 days' duration and approved in writing by the Committee excepted). The fact that the Optionee may receive payment from the Company or any subsidiary after termination for vacation pay, for services rendered prior to termination, for salary in lieu of notice or for other benefits shall not affect the termination of employment with the Company or any subsidiary of the Company with the consent of the Company or such subsidiary by reason of permanent and total disability within the meaning of
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code").

     5.   Adjustments. If there is any change in the capitalization of the
          -----------
Company affecting in any manner the number or kind of outstanding shares of the Common Stock, whether by stock dividend, stock split, reclassification or recapitalization of such stock, or because the Company has merged or consolidated with one or more other corporations (and provided the Option does not thereby terminate pursuant to Section 6 hereof), then the number and kind of shares then subject to the Option and the price to be paid therefor shall be appropriately adjusted by the Committee, provided, however, that in no event shall any such adjustment result in the Company being required to sell or issue any fractional shares.

     6.   Cessation of Corporate Existence.  Upon the dissolution or liquidation
          --------------------------------
of the Company, the reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or the sale of all or substantially all of the assets of the Company to another corporation or entity, the Option granted hereunder shall terminate.

     7.   Non-Transferability.  The Option is not assignable or transferable by
          -------------------
the Optionee, either voluntarily or by operation of law, otherwise than by will or by the laws of descent and distribution, and is exercisable, during the Optionee's lifetime, only by the Optionee.

     8.   No Stockholder Rights.  The Optionee or other person entitled to
          ---------------------
exercise the Option shall have no rights or privileges as a stockholder with respect to any Shares subject hereto until the Optionee or such person has become the holder of record of such Shares, and no adjustment (except such adjustments as may be effected pursuant to the provisions of Section 5 hereof) shall be made for dividends or distributions of rights in respect of such Shares if the record date is prior to the date on which the Optionee or such person becomes the holder of record.

     9.   Amendment.  The Committee may from time to time amend the terms of the
          ---------
grant hereunder in accordance with the terms of the Plan in effect at the time of such amendment, but no amendment which is unfavorable to the Optionee can be made without the Optionee's prior written consent (except for amendments or updates to this Agreement to reflect changes in the law that apply to the Option). No amendment, termination or discontinuance of the Plan may be made if it will unfavorably affect any of the Options previously granted to the Optionee.

     10.  Plan Controls.  The Option shall be subject to and governed by the
          -------------
provisions of the Plan (a copy of which is available for inspection at the Company's executive offices) which the Committee alone shall have the authority to interpret and construe. In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall govern. All determinations and interpretations thereof made by the Committee shall be conclusive and binding on all parties hereto and upon their successors and assigns. All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan. The Option is designated a non-qualified option that is not an incentive stock option within the meaning of Section 422 of the Code.

     11.  Conditions to Issuance of Shares.  THE COMPANY'S OBLIGATION TO ISSUE
          --------------------------------
SHARES OF ITS COMMON STOCK UPON EXERCISE OF THE OPTION IS EXPRESSLY CONDITIONED UPON THE COMPLETION BY THE COMPANY OF ANY REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES UNDER ANY STATE AND/OR FEDERAL LAW OR RULINGS OR REGULATIONS OF ANY GOVERNMENT REGULATORY BODY OR THE MAKING OF SUCH INVESTMENT REPRESENTATIONS OR OTHER REPRESENTATIONS AND AGREEMENTS BY THE OPTIONEE OR ANY PERSON ENTITLED TO EXERCISE THE OPTION IN ORDER TO COMPLY WITH THE REQUIREMENTS OF ANY EXEMPTION FROM ANY SUCH REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES WHICH THE COMMITTEE SHALL, IN ITS SOLE DISCRETION, DEEM NECESSARY OR ADVISABLE. SUCH REQUIRED REPRESENTATIONS AND AGREEMENTS INCLUDE REPRESENTATIONS AND AGREEMENTS THAT THE OPTIONEE, OR ANY OTHER PERSON ENTITLED TO EXERCISE THE OPTION, (A) IS NOT PURCHASING SUCH SHARES FOR DISTRIBUTION AND (B) AGREES TO HAVE PLACED UPON THE FACE AND REVERSE OF ANY CERTIFICATES FOR SUCH SHARES A LEGEND SETTING FORTH ANY REPRESENTATIONS AND AGREEMENTS WHICH HAVE BEEN GIVEN TO THE COMMITTEE, OR A REFERENCE THERETO, AND STATING THAT, PRIOR TO MAKING ANY SALE OR OTHER DISPOSITION OF ANY SUCH SHARES, THE OPTIONEE, OR ANY OTHER PERSON ENTITLED TO EXERCISE THE OPTION, WILL GIVE THE COMPANY NOTICE OF INTENTION TO SELL OR DISPOSE OF THE SHARES NOT LESS THAN FIVE DAYS PRIOR TO SUCH SALE OR DISPOSITION.

     12.  Method of Acceptance.  This Agreement is addressed to the Optionee in
          --------------------
duplicate and shall not be effective until the Optionee executes the acceptance below and returns one copy to the Company, thereby acknowledging that the Optionee has read and agreed to all the terms and conditions of this Agreement and the Plan.

     EXECUTED this      day of              , 19   .
                   ----        -------------    ---

                                          BIOMERICA, INC.


                                          Name
                                              ------------------------

                                          Title
                                               -----------------------

ACCEPTED



Signature of Optionee                         Date
                      -----------------------      -------------

                                  Exhibit 4.4
                                BIOMERICA, INC.
                  1995 STOCK OPTION AND RESTRICTED STOCK PLAN
                           RESTRICTED STOCK AGREEMENT


                                          Date of Award:
     ------------------------                             --------------
     Name of Recipient


                                          No.:
     ------------------------                 --------------------------
     Residence Address


     ------------------------
     City, State and Zip Code


     THIS AGREEMENT is made as of the date set forth above between Biomerica, Inc., a Delaware corporation (the "Company"), and the recipient named above (the "Recipient").

                                    RECITAL
                                    -------

     The Board of Directors of the Company, or a duly appointed Compensation Committee or other committee (in any such case, the "Committee") thereof, has determined that it is to the advantage and in the interest of the Company and its stockholders to grant the award provided for herein to the Recipient as an inducement to remain in the service of the Company or any of its subsidiaries and as an incentive for increased effort during such service. In consideration of the mutual covenants herein contained, the parties hereto agree as follows:

     1.   Grant and Vesting of Restricted Shares.
          --------------------------------------

            (a) Pursuant to and subject to the terms and conditions of the Biomerica, Inc. 1995 Stock Option and Restricted Stock Plan, as amended (the "Plan"), and this Agreement, the Company grants to the Recipient an aggregate
of         restricted shares (the "Restricted Shares") of the presently
   -------
authorized and issued Common Stock, $.04 par value (the "Common Stock"), of the Company. No purchase price is payable in connection with the grant of the Restricted Shares. The Restricted Shares granted pursuant hereto will vest as follows:

      Date                                Percentage of Restricted
                                          Shares to Vest

                                                %
      ----------------                    ------

                                                %
      ----------------                    ------

                                                %
      ----------------                    ------

The Committee may accelerate the vesting of the Restricted Shares at any time in its discretion.

     2.   Restrictions on the Restricted Shares.  Until the Restricted Shares
          -------------------------------------
have vested (as provided in paragraph 1), the Recipient may not sell, transfer, assign, or pledge them. Stock certificates representing the Restricted Shares will be registered in the Recipient's name as of the date of this Agreement, but will be held by the Company on the Recipient's behalf until such shares vest. When a portion of the Restricted Shares vests, a certificate representing such shares will be delivered to the Recipient (or, in the event of the Recipient's death, to the Recipient's beneficiary), free of all restrictions.

     3.   Dividends and Voting.  From the date of this Agreement, all cash
          --------------------
dividends payable with respect to the Restricted Shares will be paid directly to the Recipient at the same time dividends are paid with respect to all other shares of Common Stock. The Recipient will have the right to vote the Restricted Shares.

     4.   Termination of Relationship.
          ---------------------------

          (a) Any Restricted Shares which have not vested prior to or as a result of the termination of the Recipient's Relationship (as defined in the Plan) with the Company or any subsidiary will be forfeited upon such termination. Termination of a Relationship for purposes hereof shall be deemed to take place upon the earliest to occur of the following:

               (i) the date of the Recipient's retirement under the normal retirement policies of, or with the approval of, the Company or any subsidiary;

               (ii) the date the Recipient receives notice or advice that his
                    Relationship is terminated;

               (iii)the date the Recipient ceases to render services to the
                    Company or any subsidiary (absences for temporary illness, emergencies, vacations or leaves of absence of not more than 90 days' duration and approved in writing by the Committee excepted); or

               (iv) the death or disability of the Recipient.

The fact that the Recipient may receive payment from the Company or any subsidiary after termination for vacation pay, for services rendered prior to termination, for salary in lieu of notice or for other benefits shall not affect the Recipient's termination date.

     For purposes hereof, "disability" means termination of employment with the Company or any subsidiary of the Company with the consent of the Company or such subsidiary by reason of permanent and total disability within the meaning of
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

          (b) Nothing contained herein shall be construed to limit or restrict the right of the Company or any of its subsidiaries to terminate the Recipient's Relationship with the Company or any subsidiary at any time, with or without cause, or to increase or decrease the Recipient's compensation from the rate in existence at the time the Restricted Stock is granted.

     5.   Amendment.  The Committee may from time to time amend the terms of the
          ---------
grant hereunder in accordance with the terms of the Plan in effect at the time of such amendment, but no amendment which is unfavorable to the Recipient can be made without the Recipient's prior written consent (except for amendments or updates to this Agreement to reflect changes in the law that apply to the Restricted Shares). No amendment, termination or discontinuance of the Plan may be made if it will unfavorably affect any of the Restricted Shares previously granted to the Recipient.

     6.   Plan Controls.  The award of Restricted Stock hereunder shall be
          -------------
subject to and governed by the provisions of the Plan (a copy of which is available for inspection at the Company's executive offices) which the Committee alone shall have the authority to interpret and construe. In the event of any conflict between the provisions of this Agreement and the Plan, the Plan shall govern. All determinations and interpretations thereof made by the Committee shall be conclusive and binding on all parties hereto and upon their successors and assigns. All capitalized terms not otherwise defined herein shall have the same meanings as set forth in the Plan.

     7.   Conditions to Issuance of Shares.  THE COMPANY'S OBLIGATION TO ISSUE
          --------------------------------
RESTRICTED SHARES IS EXPRESSLY CONDITIONED UPON THE COMPLETION BY THE COMPANY OF ANY REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES UNDER ANY STATE AND/OR FEDERAL LAW OR RULINGS OR REGULATIONS OF ANY GOVERNMENT REGULATORY BODY OR THE MAKING OF SUCH INVESTMENT REPRESENTATIONS OR OTHER REPRESENTATIONS AND AGREEMENTS BY THE RECIPIENT OR ANY PERSON ENTITLED TO RECEIVE THE RESTRICTED SHARES IN ORDER TO COMPLY WITH THE REQUIREMENTS OF ANY EXEMPTION FROM ANY SUCH REGISTRATION OR OTHER QUALIFICATION OF SUCH SHARES WHICH THE COMMITTEE SHALL, IN ITS SOLE DISCRETION, DEEM NECESSARY OR ADVISABLE. SUCH REQUIRED REPRESENTATIONS AND AGREEMENTS INCLUDE REPRESENTATIONS AND AGREEMENTS THAT THE RECIPIENT, OR ANY OTHER PERSON ENTITLED TO RECEIVE THE RESTRICTED SHARES, (A) IS NOT PURCHASING SUCH SHARES FOR DISTRIBUTION AND (B) AGREES TO HAVE PLACED UPON THE FACE AND REVERSE OF ANY CERTIFICATES FOR SUCH SHARES A LEGEND SETTING FORTH ANY REPRESENTATIONS AND AGREEMENTS WHICH HAVE BEEN GIVEN TO THE COMMITTEE OR A REFERENCE THERETO AND STATING THAT, PRIOR TO MAKING ANY SALE OR OTHER DISPOSITION OF ANY SUCH SHARES, THE RECIPIENT, OR ANY OTHER PERSON ENTITLED TO RECEIVE THE RESTRICTED SHARES, WILL GIVE THE COMPANY NOTICE OF INTENTION TO SELL OR DISPOSE OF THE SHARES NOT LESS THAN FIVE DAYS PRIOR TO SUCH SALE OR DISPOSITION.

     8.   Method of Acceptance.  This Agreement is addressed to the Recipient in
          --------------------
duplicate and shall not be effective until the Recipient executes the acceptance below and returns one copy to the Company, thereby acknowledging that the Recipient has read and agreed to all the terms and conditions of this Agreement and the Plan.

     EXECUTED this      day of              , 19   .
                   ----        -------------    ---

                                          BIOMERICA, INC.

                                          Name
                                              -------------------------

                                          Title
                                               ------------------------
ACCEPTED



Signature of Optionee                         Date
                      -----------------------      -------------

Exhibit 5.0


January 3, 1996


Biomerica, Inc.
1533 Monrovia Avenue
Newport Beach, California  92663

RE:   Registration Statement on Form S-8

Ladies and Gentlemen:

We are delivering this opinion and consent to you in connection with the proposed issuance of up to 500,000 shares of common stock, $.04 par value (the "Plan Shares"), of Biomerica, Inc. (the "Company"), to be issued pursuant to the Company's 1995 Stock Option and Restricted Stock Plan (the "Plan") and to be registered with the Securities and Exchange Commission on Form S-8 (the "Registration Statement").

We have examined such documents and have reviewed such questions of law as we have considered necessary and appropriate for the purposes of this opinion and, based thereon, we advise you that, in our opinion, the Plan Shares have been duly authorized by the Company and, when paid for and delivered in accordance with the terms of the Plan and the terms of the agreements evidencing the grants of the options or the awards of the restricted stock, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement.

Very truly yours,


/S/ MIGUEL A. SMITH
Miguel A. Smith
SOLOMON WARD SEIDENWURM & SMITH

                                  Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors and Shareholders
  Biomerica, Inc.:

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 21, 1995 appearing in the Annual Report on Form 10-KSB of Biomerica, Inc. and subsidiaries for the year ended May 31, 1995.




                                   CORBIN & WERTZ

Irvine, California
January 9, 1995